Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Dwight Webb, President and a director of Vita Equity Inc. (Principal Executive Officer , Principal Financial Officer and Principal Accounting Officer), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of Vita Equity Inc. for the interim period ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vita Equity Inc.

Dated: May 18, 2007

/s/ Dwight Webb
Dwight Webb
President and Director
(Principal Executive Officer, Principal
Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Vita Equity Inc. and will be retained by Vita Equity Inc. and furnished to the Securities and Exchange Commission or its staff upon request.